UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 20, 2011
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On June 20, 2011, the Board of Directors (the “Board”) of Alaska Air Group, Inc. (the “Company”) approved amendments to the Company's 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”). The Supplementary Retirement Plan is a nonqualified defined benefit plan maintained for the benefit of eligible officers of the Company, including named executive officers William S. Ayer, the Company's President and Chief Executive Officer, Glenn S. Johnson, the President of Horizon Air, and Bradley D. Tilden, the President of Alaska Airlines, and has been closed to new participants since April 1, 2003. The monthly amount of an officer's benefit under the plan is a percentage between 50% and 75% of the officer's average monthly base salary, with the specific percentage determined based on the officer's years of service with the Company and years of service as an elected officer. The benefit amount is subject to offset by the amount of the officer's Social Security benefits and benefits paid under the Company's tax-qualified defined benefit plan that accrued after the officer became eligible to participate in the Supplementary Retirement Plan. Effective January 1, 2014, the Supplementary Retirement Plan will be frozen so that participants in the plan will not accrue any benefits with respect to services performed or compensation earned on or after that date. The Board also approved similar amendments to the Company's tax-qualified defined benefit plan for salaried employees.
The Board also approved amendments to the “Defined Contribution OSRP” program under the Company's Nonqualified Deferred Compensation Plan (the “DC OSRP Program”). Under the DC OSRP Program, the Company contributes an amount to a participating officer's account under the program equal to a specified percentage of the officer's compensation for a particular year, less the maximum amount that the Company could have contributed under applicable law to the officer's account under the Company's tax-qualified plan for that year. Currently, officers are not eligible to participate in the DC OSRP Program if they participate in the Supplementary Retirement Plan. The amendments to the DC OSRP Program provide that, effective January 1, 2014, officers who previously participated in the Supplementary Retirement Plan, including the named executive officers identified above, and who are then employed by the Company will be eligible to participate in the DC OSRP Program with the percentage used to determine the annual amount of the Company contribution to the DC OSRP Program for each such officer being 12%.
The foregoing description of the Company's benefit plans is qualified in its entirety by the terms and provisions of the applicable benefit plan. The Company intends to file the Supplementary Retirement Plan and the Nonqualified Deferred Compensation Plan, each as amended as described above, with the Company's report on Form 10-Q for the current fiscal quarter.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: June 20, 2011

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Secretary